Exhibit 99

Contact:	Judith Wawroski
International Bancshares Corporation
(956) 722-7611

FOR IMMEDIATE RELEASE:

INTERNATIONAL BANCSHARES CORPORATION TO REQUEST AUTHORIZATION TO ISSUE PREFERRED STOCK

LAREDO, Texas, October 28, 2008—International Bancshares Corporation (“IBC”) (Nasdaq: IBOC-News) today announced that on October 27, 2008, the Board of Directors approved resolutions adopting an amendment to IBC’s articles of incorporation, as amended, to authorize a class of preferred stock and calling for a special meeting of shareholders for the purpose of voting to approve the amendment.  Currently, the articles of incorporation, as amended, do not authorize the issuance of preferred stock.

The Board of Directors believes that the articles should be amended to authorize the issuance of preferred stock having such terms, including preferences, rights and limitations, as shall be determined by the Board of Directors.  The Board of Directors is seeking this flexibility at this time because IBC expects to apply to participate in the recently announced Capital Purchase Program of the U.S. Department of the Treasury.  Under the Capital Purchase Program, qualified U.S. banking organizations whose applications to participate are approved would sell preferred stock and grant warrants to issue common stock to the U.S. Department of the Treasury.  In order to participate, IBC must be able to issue preferred stock.

As of September 30, 2008, IBC had capital ratios in excess of those required to be considered well-capitalized under banking regulations.  However, given the substantial ongoing economic uncertainties and the lack of liquidity in the market, the Board of Directors believes it may be beneficial and prudent for IBC to raise capital under the Treasury’s program.  IBC believes that it would be eligible to raise up to approximately $200 million of capital under the Treasury program and that the cost and amount of capital being offered under the Treasury’s program may be significantly larger and more attractive than the capital otherwise available to IBC in this current market.  Raising capital under the Treasury’s program would provide IBC with an additional layer of capital to face this challenging environment and to participate in the opportunities that it may present.

The Board has set November 6, 2008, as the record date for shareholders entitled to notice of, and to vote at, the special meeting.  IBC will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the special meeting, and will send a definitive proxy statement to shareholders as soon thereafter as is possible.  IBC expects the special meeting to be held on December 8, 2008.

IBC will furnish to its shareholders a proxy statement soliciting proxies for the special meeting of its shareholders to be called with respect to the proposed amendment. IBC SHAREHOLDERS

P.O. DRAWER 1359 LAREDO, TEXAS 78042-1359 (956) 722-7611

MEMBER FDIC/INTERNATIONAL BANCSHARES CORPORATION

ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

IBC is an $11.5 billion multi-bank financial holding company headquartered in Laredo, Texas, with  263 facilities and  420 ATMs serving 101 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the SEC.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  IBC may not complete a sale of preferred stock under the Treasury’s program because of a number of factors, including, among other things, the failure to obtain shareholder approval of the amendment to the articles of incorporation, or the failure to satisfy other closing conditions.  IBC undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.